UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       January 14, 2011

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3100 East Hennepin Avenue
Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (612) 331-6910

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On January 14, 2011, pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of January 10, 2011 (the “Asset Purchase Agreement”), by and among Vertex Chemical Corporation, Novel Wash Co., Inc., R.H.A. Corporation (collectively, “Vertex”), Hawkins, Inc. (“Hawkins”), and a wholly owned subsidiary of Hawkins (“Acquisition Sub”), the parties completed the asset purchase pursuant to which Acquisition Sub purchased and acquired from Vertex substantially all of the assets used in Vertex’s business. Vertex’s business is the manufacture and distribution of sodium hypochlorite and the distribution of caustic soda, hydrochloric acid and related products. Acquisition Sub paid Vertex $25.5 million and assumed certain liabilities of Vertex. Hawkins guaranteed the payment and performance by Acquisition Sub of all of its obligations under the Asset Purchase Agreement.
     This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
     The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
     The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits

No.	Description

2.1	Asset Purchase Agreement, dated as of January 10, 2011, among Vertex Chemical Corporation, Novel Wash Co., Inc., R.H.A. Corporation, Twain Acquisition Corp. and Hawkins, Inc. (incorporated by reference from Hawkins’ Current Report on Form 8-K filed on January 11, 2011)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: January 14, 2011	By:	/s/ Richard G. Erstad

Richard G. Erstad Vice President, General Counsel, and Secretary

Exhibit Index

No.	Description

2.1	Asset Purchase Agreement, dated as of January 10, 2011, among Vertex Chemical Corporation, Novel Wash Co., Inc., R.H.A. Corporation, Twain Acquisition Corp. and Hawkins, Inc. (incorporated by reference from Hawkins’ Current Report on Form 8-K filed on January 11, 2011)